Exhibit 99.1

Seritage Growth Properties Reports Third Quarter 2016 Operating Results

New York, NY – November 3, 2016 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 266 properties totaling over 42 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the three and nine months ended September 30, 2016.

Financial Results

For the three months ended September 30, 2016:

•	Net loss attributable to common shareholders of $21.1 million, or $0.67 per diluted share
•	Total net operating income (“Total NOI”) of $48.1 million
•	Funds from Operations (“FFO”) of $12.3 million, or $0.22 per diluted share
•	Company FFO of $32.6 million, or $0.59 per diluted share

For the nine months ended September 30, 2016:

•	Net loss attributable to common shareholders of $36.6 million, or $1.16 per diluted share
•	Total NOI of $141.8 million
•	FFO of $72.0 million, or $1.29 per diluted share
•	Company FFO of $97.3 million, or $1.75 per diluted share

Operational Highlights

As of September 30, 2016, including the Company’s proportional share of its unconsolidated joint ventures (“JVs”):

•

Annualized Total NOI was an estimated $216 million, including all signed leases and net of rent attributable to the associated space to be recaptured, compared to an estimated $196 million as of September 30, 2015.

•

Annual base rent for all signed but not yet opened leases (“SNO leases”) totaled $28.8 million across 1.5 million square feet, an average of $19.25 PSF, including 543,000 square feet of new leases signed during the third quarter at $13.75 PSF.

•

The releasing spread for space currently or formerly occupied by Sears Holdings Corporation (“Sears Holdings”) was 4.7x (from $4.31 PSF to $20.18 PSF) across 1.3 million square feet of new leases on a same-space basis, including 4.1x (from $3.38 PSF to $13.70 PSF) across 456,000 square feet of new leases during the third quarter.

•	Third-party tenants other than Sears Holdings represented approximately 31.4% of annual base rent, including all signed leases and net of rent attributable to the associated space to be recaptured.
•	40 redevelopment projects have been commenced or completed, including ten new projects commenced and two projects completed in the third quarter.

“Our third quarter results demonstrate our ability to create substantial value as we continue to convert single-tenant buildings into first-class multi-tenant shopping centers.  For the quarter, we displayed a strong ramp-up of leasing activity with 540,000 square feet of new leases signed across a diverse set of growing retailers at significantly higher rents and now have a total of 1.5 million square feet of SNO leases at an average rent of $19.25 PSF.  We also announced an additional 10 redevelopment projects for a total of 40 completed or commenced projects since our formation.  For the 25 new projects we have commenced year to date, we are projecting 11-12% unlevered returns on $285 million of investment capital, or incremental income of approximately $33 million once stabilized.  As we look ahead to the end of 2016, we are focused on executing on our pipeline of opportunities and creating meaningful long-term value for our shareholders,” said Benjamin Schall, President and Chief Executive Officer.

Financial Results

Net loss attributable to Class A and Class C shareholders was $21.1 million, or $0.67 per diluted share, for the quarter ended September 30, 2016 as compared to a net loss of $18.3 million, or $0.58 per diluted share, for the period from July 7, 2015 (date operations commenced) to September 30, 2015.  The quarter ended September 30, 2016 included a litigation charge of $19.0 million (see “Litigation Settlement” below) and the period from July 7, 2015 (date operations commenced) to September 30, 2015 included acquisition-related expenses of $18.3 million.  Net loss attributable to Class A and Class C shareholders was $36.6 million, or $1.16 per diluted share, for the nine months ended September 30, 2016.

Total NOI, which includes the Company’s proportional share of NOI from 31 properties owned through investments in its unconsolidated JVs, was $48.1 million for the quarter ended September 30, 2016 as compared to $42.5 million for the period from July 7, 2015 (date operations commenced) to September 30, 2015.  Total NOI was $141.8 million for the nine months ended September 30, 2016.

FFO, as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, was $12.3 million, or $0.22 per diluted share, for the quarter ended September 30, 2016 as compared to $4.8 million, or $0.09 per diluted share, for the period from July 7, 2015 (date operations commenced) to September 30, 2015.  The quarter ended September 30, 2016 included a litigation charge of $19.0 million (see “Litigation Settlement” below) and the period from July 7, 2015 (date operations commenced) to September 30, 2015 included acquisition-related expenses of $18.3 million.  FFO was $72.0 million, or $1.29 per diluted share, for the nine months ended September 30, 2016.

Company FFO was $32.6 million, or $0.59 per diluted share, for the quarter ended September 30, 2016 as compared to $29.0 million, or $0.52 per diluted share, for the period from July 7, 2015 (date operations commenced) to September 30, 2015.  Company FFO was $97.3 million, or $1.75 per diluted share, for the nine months ended September 30, 2016.  The Company makes certain adjustments to FFO to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, litigation charges, changes in fair value of interest rate derivatives, amortization of deferred financing costs, and other non-recurring and non-cash items.  This metric was previously referred to as Normalized FFO; the definition and calculation remain the same.

Portfolio Summary

As of September 30, 2016, the Company’s portfolio included interests in 266 retail properties totaling over 42 million square feet of gross leasable area, including 235 wholly-owned properties and 31 properties owned through investments in unconsolidated JVs.  Approximately 50% of the portfolio consisted of properties attached to regional malls and approximately 50% consisted of shopping center or freestanding properties.

As of September 30, 2016, the portfolio was 99.3% leased and included 14 properties leased entirely to third-party tenants, 125 properties leased to Sears Holdings and one or more third-party tenants, and 127 properties leased entirely to Sears Holdings.  Of the properties leased to Sears Holdings, 170 operated under the Sears brand and 82 operated under the Kmart brand.

Development Update

The Company’s wholly-owned development pipeline currently consists of 29 projects, including four properties that were in various stages of development when acquired by the Company in July 2015, and 25 new redevelopments that have been initiated on the Seritage platform.  The Company’s estimated aggregate investment in these redevelopments is approximately $295.1 million, of which $8.6 million is attributable to the acquired projects and $286.5 million is attributable to new projects.

Acquired Projects – Wholly Owned Properties

As of September 30, 2016, the Company had substantially completed and delivered to tenants eleven of the 15 wholly-owned projects that were in various stages of development when they were acquired by the Company in July 2015.  The four remaining redevelopments represent a total investment of approximately $8.6 million, of which approximately $5.7 million remained to be spent as of September 30, 2016.  Capital for these projects is held in a reserve account put in place at the closing of the Company’s formation transaction and is included in restricted cash on the Company’s consolidated balance sheet.

During the three months ended September 30, 2016, the Company completed partial retenanting projects at its San Diego, CA and Middletown, NJ locations.  Pottery Barn Kids and Williams-Sonoma opened in a downsized Sears store at Westfield UTC mall in San Diego, CA and Investors Bank opened on a new outparcel outside of a freestanding Sears store in Middletown, NJ.

Subsequent to September 30, 2016, Jersey Mike’s and Chipotle Mexican Grill opened in a repurposed auto center outside of the Sears store at Southbay Pavilion in Carson, CA.

New Projects – Wholly Owned Properties

As of September 30, 2016, the Company had initiated 25 new projects representing an estimated total investment of approximately $286.5 million, of which approximately $256.4 million remained to be spent.  This capital will be deployed over the next 18 months and be funded with existing liquidity, including cash on hand, cash from operations and borrowings under the Company’s existing $100 million future funding facility, as well as other potential capital sources available to the Company.

During the three months ended September 30, 2016, Nordstrom Rack opened at The Marketplace at Braintree.  Subsequent to September 30, 2016, Saks OFF 5th also opened at The Marketplace at Braintree marking the substantial completion of the first redevelopment project originated solely on the Seritage platform.

Brief descriptions of ten new redevelopment projects are presented below:

Warwick, RI.  The Company has submitted a recapture notice for 100% of a Sears Auto Center located at Rhode Island Mall, a Kohl’s, Sears and Walmart anchored power center in Warwick.  The space will be repurposed for BJ’s Brewhouse and additional small shop retail.

West Hartford, CT.  The Company has submitted a recapture notice for 100% of a three-story Sears store and detached Sears Auto Center at Corbin’s Corner, a dominant shopping center with a prime location in West Harford.  The existing space will be redeveloped for Saks OFF 5th and REI, along with additional junior box and small shop retailers, including restaurants.

Anderson, SC.  The Company has exercised its recapture rights for portions of a freestanding Kmart at Boulevard Market Fair, a Publix-anchored shopping center located on Clemson Boulevard, a major east-west thoroughfare in Anderson.  The existing space will be redeveloped for Burlington Stores and a downsized Kmart store.

Charleston, SC.  The Company has submitted a recapture notice for portions of the Sears store and detached Sears Auto Center at Northwood Mall, an institutionally-owned regional mall in Charleston.  The existing space will be redeveloped for Burlington Stores, a downsized Sears store and additional retail.

Rehoboth Beach, DE.  The Company has submitted a recapture notice for portions of a freestanding Kmart along Highway 1, the primary thoroughfare in Rehoboth Beach.  The existing space will be redeveloped for Christmas Tree Shops and That!, PetSmart and a downsized Kmart store.

Springfield, IL.  The Company has signed leases with Burlington Stores and Outback Steakhouse to anchor the redevelopment of Sherwood Plaza, a community shopping center currently anchored by Kmart.  Kmart will be fully vacating the center in January 2017 in connection with the termination of this location from the master lease between Sears Holdings and the Company (the “Master Lease”).  The redevelopment will also include additional junior anchors and small shop retail.

St. Petersburg, FL.  The Company has submitted a recapture notice for 100% of the Sears store and detached Sears Auto Center at Tyrone Square Mall, an institutionally-owned regional mall located along Tyrone Boulevard in St. Petersburg.  The existing structures will be demolished, and the site will be redeveloped with over 140,000 square feet of space leased to Dick’s Sporting Goods, Lucky’s Market, PetSmart and additional junior box, small shop and restaurant users.

Kearney, NE.  The Company has signed a lease with PetSmart to anchor the redevelopment of a freestanding Kmart store.  Kmart will be fully vacating the property in January 2017 in connection with the termination of this location from the Master Lease between Sears Holdings and the Company.  The redevelopment will also include additional junior anchors and restaurants.

Roseville, MI.  The Company has submitted a recapture notice for portions of a two-story Sears store at Macomb Mall which also includes Babies R’ Us, Dick’s Sporting Goods and Kohl’s as anchors.  The redevelopment will include At Home on the first floor and a downsized Sears store.

Troy, MI.  The Company has submitted a recapture notice for portions of a two-story Sears store at Oakland Mall which also includes JCPenney and Macy’s as anchors.  The redevelopment will include At Home on the first floor and a downsized Sears store.

The table below provides a summary of each of the Company’s wholly-owned redevelopment projects:

(dollars in thousands)			Total	Total
			Estimated	Estimated	Estimated	Estimated
		Total Project	Development	Project	Construction	Substantial
Property	Description	Square Feet	Cost (1)	Cost (1)	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	$3,900	$3,900	Underway	Q4 2016
Braintree, MA	100% recapture; redevelopment of existing building to be anchored by Nordstrom Rack and Saks OFF 5th	90,000	11,700	12,100	Underway	Q4 2016
Honolulu, HI	100% recapture; redevelopment of existing building for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	8,500	19,700	Underway	Q2 2017
San Antonio, TX	Recapture and repurpose auto center space for Orvis, Jared's Jeweler and small shop retail	18,900	3,300	3,300	Underway	Q2 2017
Memphis, TN	100% recapture; demolish and construct new buildings for Nordstrom Rack, Ulta Beauty, additional junior anchors, small shop retail and restaurants	135,200	24,100	25,200	Underway	Q3 2017
Ft. Wayne, IN	Site densification; new outparcel for BJ's Brewhouse	7,600	1,100	1,100	Q4 2016	Q2 2017
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse and additional restaurants	28,000	5,700	5,700	Q4 2016	Q3 2017
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	1,900	1,900	Q4 2016	Q3 2017
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse and additional restaurants	15,400	2,700	2,700	Q4 2016	Q4 2017
Wayne, NJ	Partial recapture; redevelopment of existing store for Dave & Busters, additional junior anchors and restaurants	111,300	21,100	21,100	Q1 2017	Q4 2017
Fairfax, VA	Partial recapture; redevelopment of existing store and attached auto center for Dave & Busters, additional junior anchors and restaurants	110,300	18,600	18,600	Q1 2017	Q4 2017
Madison, WI	Partial recapture; redevelopment of existing store for Dave & Busters, additional junior anchors, small shop retail and restaurants	75,300	14,200	14,200	Q1 2017	Q4 2017
West Jordan, UT	Partial recapture; redevelopment of existing store and attached auto center for Burlington Stores and small shop retail	81,400	10,800	10,800	Q1 2017	Q4 2017
Warwick, RI	Recapture and repurpose auto center space for BJ's Brewhouse and additional retail	27,900	4,500	4,500	Q1 2017	Q4 2017
Roseville, MI	Partial recapture; redevelopment of existing store for At Home	100,400	5,400	5,400	Q1 2017	Q4 2017
Troy, MI	Partial recapture; redevelopment of existing store for At Home	100,000	5,500	5,500	Q1 2017	Q4 2017
West Hartford, CT	100% recapture; redevelopment of existing building to be anchored by Saks OFF 5th and REI	147,600	26,500	27,200	Q1 2017	Q1 2018
Anderson, SC	Partial recapture; redevelopment of existing building for Burlington Stores	124,300	7,600	7,600	Q2 2017	Q4 2017
North Hollywood, CA	Partial recapture; redevelopment of existing store for Burlington Stores and additional junior anchors	79,800	12,300	12,300	Q2 2017	Q1 2018
Charleston, SC	Partial recapture; redevelopment of existing store and detached auto center for Burlington Stores and additional retail	71,700	11,000	11,000	Q2 2017	Q1 2018
Rehoboth Beach, DE	Partial recapture; redevelopment of existing store to be anchored by Christmas Tree Shops and That! and PetSmart	56,700	8,600	8,600	Q2 2017	Q1 2018

(dollars in thousands)			Total	Total
			Estimated	Estimated	Estimated	Estimated
		Total Project	Development	Project	Construction	Substantial
Property	Description	Square Feet	Cost (1)	Cost (1)	Start	Completion
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Décor, Orchard Supply Hardware, small shop retail and restaurants	139,200	19,600	19,900	Q2 2017	Q2 2018
Springfield, IL	Sears termination property; redevelopment of existing store for Burlington Stores, Outback Steakhouse, additional junior anchors and small shop retail	133,400	13,900	13,900	Q2 2017	Q2 2018
St. Petersburg, FL	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart and additional junior anchors, small shop retail and restaurants	142,400	21,300	22,900	Q2 2017	Q2 2018
Kearney, NE	Sears termination property; redevelopment of existing store for PetSmart and additional junior anchors	92,500	7,400	7,400	Q2 2017	Q2 2018
Total		2,005,600	$271,200	$286,500

	Projected Annual Income (2)			Incremental
	Total	Existing	Incremental	Yield (3)
Total redevelopment projects	$48,300	$15,500	$32,800	11.0% - 12.0%

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.

Acquired Projects – Joint Venture Properties

During the three months ended September 30, 2016, Primark opened at Freehold Raceway Mall in a store owned by the Company’s unconsolidated joint venture with The Macerich Company (the “Macerich JV”).

This opening represents the substantial completion of the second of four joint venture projects that were in various stages of development when they were acquired by the Company in July 2015.  Additional Primark stores at Staten Island Mall, which is owned by the Company’s unconsolidated joint venture with General Growth Properties, Inc. (the “GGP JV”), and Burlington Mall, which is owned by the Company’s unconsolidated joint venture with Simon Property Group, Inc. (the “Simon JV”), are under construction.

New Projects – Joint Venture Properties

As of September 30, 2016, the GGP JV had submitted recapture notices for portions of the space currently occupied by Sears Holdings at the following four properties: Staten Island Mall in Staten Island, NY, Coronado Mall in Albuquerque, NM, Pembroke Lakes Mall in Pembroke Pines, FL, and Valley Plaza Mall in Bakersfield, CA.

Subsequent to September 30, 2016, the GGP JV announced plans to recapture space at five additional locations according to a specific schedule, including Oakbrook Center in Oak Brook, IL, The Mall at Columbia in Columbia, MD, Natick Collection in Natick, MA, Paramus Park in Paramus, NJ and Alderwood in Lynnwood, WA.  The GGP JV will recapture 100% of the space currently occupied by Sears Holdings at Alderwood and Paramus Park, while Sears Holdings will continue to occupy a downsized space at the other locations.

Leasing Update

As of September 30, 2016, the Company had 55 SNO leases representing approximately 1.5 million square feet at an average base rent of $19.25 PSF, including the Company’s proportional share of its unconsolidated JVs.  During the quarter ended September 30, 2016, the Company signed 543,000 square feet of new leases at an average base rent of $13.75 PSF.

The table below provides a summary of the Company’s SNO leases as of September 30, 2016, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)			Total		Incremental (1)
	Number of		Annual	Annual	Annual	Annual
	SNO Leases	GLA	Rent	Rent PSF	Rent	Rent PSF
As of June 30, 2016	46	1,044	$23,793	$22.79	$13,758	$19.46
Opened	(5)	(90)	(2,444)	27.16
Signed	14	543	7,466	13.75	4,706	10.32
As of September 30, 2016	55	1,497	$28,815	$19.25	$18,464	$15.89

(1)	Reflects incremental base rent for new tenants over base rent paid by Sears Holdings on a same space basis.

The table below provides a summary of all of the Company’s signed leases as of September 30, 2016, including unconsolidated JVs presented at the Company’s proportional share:

	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
Sears Holdings (1)	252	34,574	87.8%	$151,746	68.6%	$4.39
In-Place Third-Party Leases	244	3,318	8.4%	40,604	18.4%	12.24
SNO Third-Party Leases	55	1,497	3.8%	28,815	13.0%	19.25
Sub-Total Third-Party Leases	299	4,815	12.2%	69,419	31.4%	14.42
Total	551	39,389	100.0%	$221,165	100.0%	$5.61

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

Sears Holdings Terminations under the Master Lease

In September 2016, pursuant to the terms of the Master Lease between subsidiaries of the Company and subsidiaries of Sears Holdings, Sears Holdings provided notice that it intends to exercise its right to terminate the Master Lease with respect to 17 unprofitable stores totaling 1.7 million square feet of gross leasable area.  The aggregate annual base rent at these stores is approximately $5.9 million, or 2.7% of the Company's total annual base rent as of September 30, 2016, including all signed leases.  Sears Holdings will continue to pay Seritage rent until it vacates the stores which is expected to occur in January 2017.  Pursuant to the Master Lease, Sears Holdings will also pay Seritage a termination fee equal to one year of the aggregate annual base rent and estimated operating expenses.

Litigation Settlement

In October 2016, an agreement-in-principle was reached to settle a legal action related to the sale, by Sears Holdings to the Company, of the properties that constitute the Company’s wholly-owned portfolio.  The agreement-in-principle is subject to the negotiation and execution of settlement documentation, customary releases of defendants, final court approval, and other customary conditions.  The defendants, including the Company, continue to deny the claims asserted and will enter into the settlement solely to avoid the burden, expense, distraction, and inherent risk in and of litigation.  While there can be no assurance that the agreement-in-principle will result in a definitive, court-approved agreement, the Company has determined that its liability is both probable and estimable as a result of the agreement-in-principle.  Accordingly, the Company has recorded a litigation charge of $19.0 million, representing its share of the settlement as contemplated, for the three months ended September 30, 2016.

Balance Sheet and Liquidity

As of September 30, 2016, the Company’s total market capitalization was $4.0 billion.  Total market capitalization is calculated as the sum of total debt and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 29.5% and net debt to Adjusted EBITDA was 5.3x.  The Company deducts both unrestricted and restricted cash from total debt when calculating net debt.  Reconciliations of net loss attributable to common shareholders to EBITDA, and EBITDA to Adjusted EBITDA, are provided in the tables accompanying this press release.

As of September 30, 2016, the Company had $90.0 million of unrestricted cash on hand, as well as restricted cash of $81.8 million, the substantial majority of which is held in reserve accounts for operating and capital expenses at the Company’s properties.  The Company also had approximately $80.8 million of investment capital available through its $100 million future funding facility, of which approximately $19.2 million was drawn as of September 30, 2016.

The Company and the servicer for our loan have reached an agreement-in-principle to resolve a disagreement regarding one of the cash flow sweep provisions in our loan agreements.  The agreement-in-principle is expected to be reflected in an amendment to the loan agreements, pursuant to which (if finalized) the Company would agree to post additional collateral to a redevelopment reserve, extend the spread maintenance provision for the prepayment of the loan by two months (with the second month at a reduced amount), and agree to a scheduled draw down of the future funding facility.  There can be no assurance that the amendment will be completed or that, if it is not, the servicer will not seek to impose a cash flow sweep.  While the imposition of a cash flow sweep potentially could limit our operational flexibility, the Company does not believe that the mere imposition of cash flow sleep, at present, would materially disrupt our business or operations.

Dividend

On November 1, 2016, the Company’s Board of Trustees declared a fourth quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend will be paid on January 12, 2017 to shareholders of record on December 31, 2016.  Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) are entitled to an equal distribution per each Operating Partnership unit held as of December 31, 2016.

On August 2, 2016, the Company’s Board of Trustees declared a third quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend was paid on October 13, 2016 to shareholders of record on September 30, 2016.  Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) were entitled to an equal distribution per each Operating Partnership unit held as of September 30, 2016.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDA, Adjusted EBITDA, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of Total NOI, EBITDA, Adjusted EBITDA, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Company’s master lease with Sears Holdings with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and multiplying by four, adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings’ space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Adjusted EBITDA

EBITDA is defined as net income less depreciation, amortization, interest expense and provision for income and other taxes.  EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies.  The Company believes EBITDA provides useful information to investors regarding its results of operations because it removes the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  Management also believes the use of EBITDA facilitates comparisons between the Company and other equity REITs, retail property owners who are not REITs, and other capital-intensive companies.

The Company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for certain non-cash and non-comparable items, such as loss on interest rate cap, litigation charges, acquisition-related expenses, and up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.

Funds From Operations ("FFO") and Company FFO

FFO is calculated in accordance with the National Association of Real Estate Investment Trusts ("NAREIT"), which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as loss on interest rate cap, litigation charges, acquisition-related expenses, and up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.  The Company previously referred to this metric as Normalized FFO and the calculation remains the same.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to:  competition in the real estate and retail industries; our substantial dependence on Sears Holdings; Sears Holdings’ termination and other rights under its master lease with us; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our limited operating history.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed retail REIT with 235 wholly-owned properties and 31 JV properties totaling over 42 million square feet of space across 49 states and Puerto Rico.  Pursuant to a master lease, 221 of the Company’s wholly-owned properties are leased to Sears Holdings and are operated under either the Sears or Kmart brand.  The master lease provides the Company with the right to recapture certain space from Sears Holdings at each property for retenanting or redevelopment purposes.  At several properties, third-party tenants under direct leases occupy a portion of leasable space alongside Sears and Kmart, and 14 properties are leased entirely to third parties.  The Company also owns 50% interests in 31 properties through JV investments with General Growth Properties, Inc., Simon Property Group, Inc., and The Macerich Company.  A substantial majority of the space at the Company’s JV properties is also leased to Sears Holdings under master lease agreements that provide for similar recapture rights as the master lease governing the Company’s wholly-owned properties.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Investment in real estate
Land	$840,021	$840,563
Buildings and improvements	831,269	814,652
Accumulated depreciation	(78,025)	(29,076)
	1,593,265	1,626,139
Construction in progress	44,172	13,136
Net investment in real estate	1,637,437	1,639,275
Investment in unconsolidated joint ventures	419,675	427,052
Cash and cash equivalents	90,029	62,867
Restricted cash	81,790	92,475
Tenant and other receivables, net	13,477	9,772
Lease intangible assets, net	505,564	578,795
Prepaid expenses, deferred expenses and other assets, net	12,466	23,123
Total assets	$2,760,438	$2,833,359

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,165,675	$1,142,422
Accounts payable, accrued expenses and other liabilities	130,283	120,860
Total liabilities	1,295,958	1,263,282

Commitments and contingencies (Note 10)

Shareholders' Equity
Class A shares $0.01 par value; 100,000,000 shares authorized; 25,822,201 and 24,817,842 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	258	248
Class B shares $0.01 par value; 5,000,000 shares authorized; 1,589,020 shares issued and outstanding as of September 30, 2016 and December 31, 2015	16	16
Class C shares $0.01 par value; 50,000,000 shares authorized; 5,775,735 and 6,773,185 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	58	68
Additional paid-in capital	925,296	924,508
Accumulated deficit	(98,425)	(38,145)
Total shareholders' equity	827,203	886,695
Non-controlling interests	637,277	683,382
Total equity	1,464,480	1,570,077
Total liabilities and equity	$2,760,438	$2,833,359

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

		July 7, 2015
	Three Months Ended	(date operations commenced) to	Nine Months Ended
	September 30,	September 30,	September 30,
	2016	2015	2016
REVENUE
Rental income	$45,584	$41,389	$136,737
Tenant reimbursements	12,023	12,674	45,741
Total revenue	57,607	54,063	182,478
EXPENSES
Property operating	4,505	2,815	17,176
Real estate taxes	7,965	10,741	31,101
Depreciation and amortization	44,532	32,935	121,365
General and administrative	4,252	5,782	13,104
Litigation charge	19,000	-	19,000
Allowance for doubtful accounts	124	-	269
Acquisition-related expenses	-	18,340	73
Total expenses	80,378	70,613	202,088
Operating income	(22,771)	(16,550)	(19,610)
Equity in income of unconsolidated joint ventures	1,497	2,720	4,495
Interest and other income	77	38	196
Interest expense	(15,931)	(14,796)	(47,297)
Unrealized loss on interest rate cap	(47)	(2,814)	(1,898)
Loss before income taxes	(37,175)	(31,402)	(64,114)
Provision for income taxes	(72)	(451)	(412)
Net loss	(37,247)	(31,853)	(64,526)
Net loss attributable to non-controlling interests	16,145	13,552	27,972
Net loss attributable to common shareholders	$(21,102)	$(18,301)	$(36,554)

Net loss per share attributable to Class A and Class C common shareholders - Basic and diluted (1)	$(0.67)	$(0.58)	$(1.16)

Weighted average Class A and Class C common shares outstanding - Basic and diluted (1)	31,419	31,384	31,414

(1)	Earnings per share is not presented for Class B shareholders as they do not have economic rights.

Reconciliation of Net Loss to NOI and Total NOI

		July 7, 2015
	Three Months Ended	(date operations commenced) to	Nine Months Ended
	September 30,	September 30,	September 30,
NOI	2016	2015	2016
Net loss	$(37,247)	$(31,853)	$(64,526)
Depreciation and amortization	44,532	32,935	121,365
General and administrative	4,252	5,782	13,104
Litigation charge	19,000	-	19,000
Acquisition-related expenses	-	18,340	73
Equity in income of unconsolidated joint ventures	(1,497)	(2,720)	(4,495)
Interest and other income	(77)	(38)	(196)
Interest expense	15,931	14,796	47,297
Unrealized loss on interest rate cap	47	2,814	1,898
Provision for income taxes	72	451	412
NOI	$45,013	$40,507	$133,932

Total NOI
NOI	45,013	40,507	133,932
NOI of unconsolidated joint ventures	6,431	6,286	20,057
Straight-line rent adjustment (1)	(3,100)	(4,124)	(11,526)
Above/below market rental income/expense (1)	(257)	(207)	(681)
Total NOI	$48,087	$42,462	$141,782

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI

	As of	As of
Annualized Total NOI	September 30, 2016	September 30, 2015
Total NOI (per above)	$48,087	$42,462
Current period adjustments (1)	203	4,295
Adjusted Total NOI	48,290	46,757
Annualize	x 4	x 4
Adjusted Total NOI annualized	193,160	187,028
Plus: estimated annual Total NOI - SNO leases	28,815	8,698
Less: estimated annual Total NOI - recaptured Sears space	(6,378)	-
Annualized Total NOI	$215,597	$195,726

(1)	Includes adjustments to account for leases that were not in place for the full period.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

		July 7, 2015
	Three Months Ended	(date operations commenced) to	Nine Months Ended
	September 30,	September 30,	September 30,
EBITDA	2016	2015	2016
Net loss	$(37,247)	$(31,853)	$(64,526)
Depreciation and amortization	44,532	32,935	121,365
Depreciation and amortization (unconsolidated joint ventures)	5,191	3,688	15,653
Interest expense	15,931	14,796	47,297
Provision for income and other taxes	72	451	412
EBITDA	$28,479	$20,017	$120,201

Adjusted EBITDA
EBITDA	$28,479	$20,017	$120,201
Unrealized loss on interest rate cap	47	2,814	1,898
Litigation charge	19,000	-	19,000
Acquisition-related expenses	-	18,340	73
Up-front hiring and personnel costs	-	1,795	328
Adjusted EBITDA	$47,526	$42,966	$141,500

Reconciliation of Net Loss to FFO and Company FFO

		July 7, 2015
	Three Months Ended	(date operations commenced) to	Nine Months Ended
	September 30,	September 30,	September 30,
Funds from Operations	2016	2015	2016
Net loss	$(37,247)	$(31,853)	$(64,526)
Real estate depreciation and amortization (consolidated properties)	44,307	32,935	120,845
Real estate depreciation and amortization (unconsolidated joint ventures)	5,191	3,688	15,653
FFO attributable to common shareholders and unitholders	$12,251	$4,770	$71,972

FFO per diluted common share and unit	$0.22	$0.09	$1.29

Company Funds from Operations
Funds from Operations attributable to Seritage Growth Properties	$12,251	$4,770	$71,972
Unrealized loss on interest rate cap	47	2,814	1,898
Amortization of deferred financing costs	1,340	1,324	4,020
Litigation charge	19,000	-	19,000
Acquisition-related expenses	-	18,340	73
Up-front hiring and personnel costs	-	1,795	328
Company FFO attributable to common shareholders and unitholders	$32,638	$29,043	$97,291

Company FFO per diluted common share and unit	$0.59	$0.52	$1.75

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	31,419	31,384	31,414
Weighted average OP units outstanding	24,176	24,176	24,176
Weighted average common shares and units outstanding	55,595	55,560	55,590